UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 13, 2007, American Tower Corporation (the “Company”) issued a press release announcing that it had reached a settlement in principle regarding the consolidated securities class action filed in May 2006 pertaining to the Company’s historical stock option granting practices and related accounting. The settlement, which is subject to final documentation as well as approval by the court, provides for a payment by the Company of $14 million and would lead to a dismissal of all claims against all defendants in the litigation. In addition, the Company has been and will continue to be in discussions with its insurers concerning the amount of their contribution to the settlement. The Company expects to record an income statement charge for the settlement amount plus all related legal fees and expenses incurred subsequent to September 30, 2007, net of any expected insurance proceeds in the three months and year ended December 31, 2007.

A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

This report contains “forward-looking statements” relating to the Company’s settlement in principle regarding the securities class action filed against the Company. These forward-looking statements are based on management’s current expectations and assumptions and are not based on historical facts. Investors are cautioned that such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties and that actual developments and events may differ materially from the forward-looking statements as a result of various important factors. Factors that may cause such differences to occur include that (i) the court overseeing this matter may not accept the settlement terms and (ii) the Company may not reach an agreement with its insurers for their contribution toward the settlement, which would result in an increase in the income statement charge associated with the litigation. For other important factors that may cause actual results to differ materially from those indicated in the Company’s forward-looking statements, please refer to the information contained in Item 1A of the American Tower Corporation Form 10-Q for the quarter ended September 30, 2007 under the caption “Risk Factors” and in other Company filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the information contained in this report to reflect subsequently occurring events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated December 13, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: December 13, 2007	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 13, 2007 (Furnished herewith).